SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

Filed by the Registrant                              X

Filed by a Party other than the Registrant           o

Check the appropriate box:

X        Preliminary Information Statement
o        Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))
o        Definitive Information Statement



                           AXA Enterprise Funds Trust
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                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

X        No fee required.

o        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

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         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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o        Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:
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This statement shall be mailed on or about December 27, 2005.

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                      AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                           AXA ENTERPRISE FUNDS TRUST

                   SUPPLEMENT DATED DECEMBER [9], 2005 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                DATED JUNE 4, 2005, AS REVISED SEPTEMBER 3, 2005
                                      AND
                             INFORMATION STATEMENT


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                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information, as supplemented, of AXA Enterprise Funds Trust (the "Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust's most recent Annual Report, free of charge, by writing to the Trust at Enterprise Funds Distributors, Inc., 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326 or by calling the Trust at 1-800-432-4320. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about the Investment Advisory Agreement ("Existing Investment Advisory Agreement") between AXA Equitable Life Insurance Company ("AXA Equitable" or the "Investment Manager"), the Trust's Investment Manager, and Boston Advisors, Inc. ("Boston Advisors"), the investment sub-adviser to the AXA Enterprise Short Duration Bond Fund ("Short Duration Bond Fund" or the "Fund") and certain events and transactions that may deemed to be an "assignment" of the Existing Investment Advisory Agreement, as the term assignment is defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

On December 2, 2005, AXA Equitable sold The Advest Group, Inc., a subsidiary of AXA Equitable and the parent company of Boston Advisors, to Merrill Lynch Pierce Fenner & Smith ("Merrill"). Todd A. Finkelstein will remain the portfolio manager of the Fund and, along with his current team of fixed-income professionals, will become an employee of Merrill. Although there will be no change in the personnel that manage the Fund, to the extent that the sale of Boston Advisors resulted in an assignment of the Existing Investment Advisory Agreement between AXA Equitable and the Trust, the Existing Investment Advisory Agreement terminates in accordance with the terms of the 1940 Act.

AXA Equitable serves as the Investment Manager and Administrator of the Trust and is located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission ("SEC") to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust and to amend the advisory agreements between AXA Equitable and sub-advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace sub-advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on November 29-30, 2005, the Board of Trustees, including the Trustees who are not "interested persons" (as that term is defined in the 1940 Act) ("Independent Trustees") of the Trust, unanimously approved the Investment Manager's proposal to approve a new Investment Advisory Agreement ("New Investment Advisory Agreement") between AXA Equitable and Fund Asset Management, L.P. ("FAM"), a division of Merrill, doing business as Mercury Advisors ("Mercury" or "Adviser"), with respect to Short Duration Bond Fund due to the automatic termination of the Existing Investment Advisory Agreement triggered by the assignment provisions under the Advisers Act, the 1940 Act and the Existing Investment Advisory Agreement.

FACTORS CONSIDERED BY THE BOARD

In approving the New Investment Advisory Agreement, the Board considered the overall fairness of the agreement and whether the agreement was in the best interest of the Fund. In this connection, the Board considered factors it deemed relevant with respect to the Fund, including: (1) the nature, extent and quality of the services to be provided to the Fund by the Adviser and its affiliates;
(2) the performance of the Fund as compared to an appropriate benchmark and peer group; (3) the level of the Adviser's advisory fee; (4) to the extent information was available, the costs of the services to be provided and profits to be realized by the Adviser and its affiliates from the relationship with the Fund; and (5) the anticipated effect of growth and size on the Fund's performance and expenses, where applicable. In considering the Agreement, the Board did not identify any single factor or item of information as all-important or controlling.

In connection with its deliberations, the Board, among other things, received information, in advance of the meeting at which the approval was made, from the Manager regarding the factors set forth above and met with representatives of the Manager to discuss the Agreement. The Independent Trustees were assisted by independent counsel during their deliberations and received materials discussing the legal standards applicable to their consideration of the Agreement.

The Board, in examining the nature and quality of the services to be provided by the Adviser to the Fund, considered the Adviser's experience in serving as an investment adviser. The Board noted the responsibilities that the Adviser would have to the Fund. In particular, the Board considered that the Adviser would be responsible for making investment decisions on behalf of the Fund, placing all orders for the purchase and sale of investments for the Fund with brokers or dealers, and performing related administrative functions. In addition, the Board reviewed information regarding the Adviser's investment process and the background of each portfolio manager of the Adviser who would provide services to the Fund.

The Board also received information regarding the performance the Fund (including its predecessor fund) relative to its benchmark and the average of its peer group for the one-year and since inception periods ended October 31, 2005. In this connection, the Board considered that the Fund had comparable performance to its benchmark and the average of its peer group.

In evaluating the Adviser's compensation, the Board reviewed the fees payable under the Agreement and, to the extent information was available, the Adviser's anticipated costs and profitability in providing services to the Fund, including the costs associated with the research and investment processes, personnel, systems and infrastructure necessary to perform its functions. The Board also reviewed and considered the extent to which the Adviser's fee schedule provides for breakpoints, that is, a reduction of the applicable advisory fee rate as assets increase. The Board determined that the Manager's management fee and profitability and the Fund's overall expense ratios, which were not expected to change as a result of the appointment of the Adviser since its fees are paid by the Manager and not the Fund, generally were more significant to the Board's evaluation of the fees and expenses paid by the Fund than the Adviser's costs and profitability. The Board also generally examined the advisory fees to be paid with respect to the Fund in light of the fees paid by similar funds. In this connection, the Board considered that the proposed advisory fee was comparable to the fees paid with respect to other similar funds. As part of its evaluation of the Adviser's compensation, the Board also considered other benefits that may be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust. The Board also recognized that affiliates of the Adviser may sell, and earn sales commissions from sales of variable insurance products that invest in the Fund.

The Board also considered conflicts of interest that may arise between the Trust and the Adviser in connection with the services it provides to the Trust and the various relationships that the Adviser and its affiliates may have with the Trust. For example, actual or potential conflicts of interest may arise as a result of the Adviser having responsibility for multiple accounts (including the Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across accounts and incentive to allocate opportunities to an account where the Adviser has a greater financial incentive, such as a performance fee account. In this connection, the Board also took into consideration the manner in which such conflicts are addressed by the Adviser.

Based on these considerations, the Board was satisfied that: (1) the Fund was reasonably likely to benefit from the nature, extent and quality of the Adviser's services; (2) the performance of the Fund generally was reasonable in relation to the performance of its benchmark and the average of its peer group; and (3) the Adviser's compensation, including any direct and indirect benefits to be derived by it and its affiliates, is fair and reasonable. Based on the foregoing, the Board, including the Independent Trustees, approved the Agreement with respect to the Fund.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENT

Except as to effective date and duration, the terms of the New Investment Advisory Agreement between AXA Equitable and the Adviser are substantially similar to those of the Existing Investment Advisory Agreement. The Existing Investment Advisory Agreement between AXA Equitable and Boston Advisors with respect to the Fund was last approved by the Board of Trustees on March 10, 2005.

The New Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to AXA Equitable and the Adviser, or by AXA Equitable or the Adviser on sixty days' written notice to the Trust and the other party. The New Investment Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The New Investment Advisory Agreement generally provides that the Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Fund, except that nothing in the agreement limits each Adviser's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund advised by the Adviser, if such statement or omission was made in reliance upon information furnished by the Adviser to AXA Equitable or the Trust.

Under the Existing Investment Advisory Agreement between AXA Equitable and Boston Advisors, Boston Advisors received an advisory fee based on the assets of the Fund as follows: 0.10% of the average daily net assets of the portfolio. For the fiscal year ended October 31, 2005, Boston Advisors received $30,899 in advisory fees with respect to the Fund, which include amounts paid with respect to the Fund's predecessor portfolio.

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

INFORMATION REGARDING MERCURY

As Adviser to the Short Duration Bond Fund, Mercury provides the Fund with investment research, advice and supervision and manages the Fund's securities consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Fund's prospectus. The principal risks of investing in the Fund are listed in the prospectus under the heading "AXA Enterprise Short Duration Bond Fund - Principal Investment Risks".

The day-to-day management of the Fund will be performed by the same investment professional, Todd A. Finkelstein, CFA, currently performing such services as described in the Prospectus. Mr. Finkelstein, Vice President, has been with Mercury since December 2005, and prior to that time Mr. Finkelstein served as Senior Vice President and Director of Fixed Income Investments with Boston Advisors since 1997.

Mercury is located at 800 Scudders Mill Road, Plainsboro, NJ 08543. Together with its investment advisory affiliates, Mercury is the world's third-largest asset management firm, with total assets under management of $591 billion as of September 30, 2005. Mercury and its advisory affiliates serve as investment advisers to certain affiliated registered investment companies and provide investment advisory services for individuals and institutions.

FAM, doing business as Mercury, is a Delaware limited partnership jointly owned by a general partner, Princeton Services, Inc., and a limited partner, Merrill Lynch & Co. Merrill Lynch Group, Inc. is the sole owner of the general partner. Information pertaining to the current ownership of Merrill is set forth on Schedule B to FAM's current Form ADV, as filed with the SEC (file no. 801-12485). The President and Chief Investment Officer of FAM is Bob Doll.


PORTFOLIO TRANSACTIONS

To the extent permitted by law and in accordance with procedures established by the Trust's Board of Trustees, the Fund may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or Adviser, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or the Adviser. For the fiscal year ended October 31, 2005, the Fund (including its predecessor
fund)  paid  $___________________  to   ________________________,   representing
______% of total brokerage commissions.


CONTROL PERSONS AND PRINCIPAL HOLDERS

As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each fund. As of December 2, 2005, the Trustees and Officers of the Trust owned shares entitling them to vote in the aggregate less than one percent of the shares of the Fund.

The following table sets forth information regarding the shareholders who owned beneficially or of record 5% or more of any class of shares of the Fund as of December 2, 2005:

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

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           Shareholder                       Shares Owned          Percent of
                                                                   Ownership
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CLASS Y
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AXA Enterprise Conservative Allocation       117,908.648             8.07%
Portfolio
c/o Kenneth Kozlowski
1290 Avenue of the Americas
New York, New York  10104
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AXA Enterprise Moderate Plus Allocation      986,255.300            67.46%
c/o Kenneth Kozlowski
1290 Avenue of the Americas
New York, New York  10104
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AXA Enterprise Moderate Allocation           225,427.119            15.42%
c/o Kenneth Kozlowski
1290 Avenue of the Americas
New York, New York  10104
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CLASS A
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MONY Life Insurance Company                  110,000.000             7.52%
c/o Carla Montefusco
1290 Avenue of the Americas
New York, New York  10104
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MONY Life Insurance Company                  130,000.000             7.69%
c/o Carla Montefusco
1290 Avenue of the Americas
New York, New York  10104
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MONY Life Insurance Company                  130,000.000            22.45%
c/o Carla Montefusco
1290 Avenue of the Americas
New York, New York  10104
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Leonard A. Denittis                           50,150.451             8.66%
Sneads Ferry, North Carolina 28460-0638
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CLASS B
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MONY Life Insurance Company                  130,000.000            16.85%
c/o Carla Montefusco
1290 Avenue of the Americas
New York, New York  10104
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